EXHIBIT 99.1







FOR IMMEDIATE RELEASE                Contact:
---------------------
Thursday, March 3, 2005              Salvatore J. Guccione
                                     Senior Vice President and Chief
                                       Financial Officer
                                     International Specialty Products Inc.
                                     (973) 872-4200


                   INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                   ------------------------------------------
                    FOURTH QUARTER AND FULL YEAR 2004 RESULTS
                    -----------------------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today fourth quarter 2004 net income of $14.1 million compared with a net loss of $1.6 million in the fourth quarter of 2003.

         Net sales for the fourth quarter of 2004 were $295.4 million, representing the highest fourth quarter sales in the Company's history and were 24% higher than sales of $238.6 million in the same period last year. Sales were higher in each business segment, with particularly strong growth in the Industrial Chemicals, Synthetic Elastomers and Mineral Products segments.

         Operating income for the fourth quarter of 2004 was $22.3 million compared with $22.7 million in the fourth quarter of 2003. The fourth quarter of 2004 includes a $5.0 million pre-tax provision for the adoption of the LIFO inventory method for valuing inventory for the Synthetic Elastomers business. The effect of this accounting change was to decrease operating income and net income for the fourth quarter of 2004 by $5.0 million and $3.3 million, respectively.

        Operating income for the fourth quarter of 2004 also includes $0.7 million of other operating gains, net, while operating income in the fourth quarter of 2003 included a $2.1 million other operating charge for the write-off of production assets related to a discontinued product in the Industrial Chemicals business segment. Excluding these other gains and charges, operating income for the fourth quarter of 2004 was $21.6 million compared with $24.8 million in the fourth quarter of 2003 (see attached reconciliation of non-GAAP financial measures).

        The operating results in the fourth quarter of 2004 were mainly attributable to improved performance in the Company's Industrial Chemicals, Synthetic Elastomers and Mineral Products business segments, offset by unfavorable results in the Specialty Chemicals business segment. The Synthetic Elastomers segment recorded operating income of $2.0 million in the fourth quarter of 2004 compared with an operating loss of $2.1 million in the fourth quarter of 2003.

          Fourth quarter 2004 operating income for the Specialty Chemicals segment was $18.6 million compared with $29.2 million in last year's fourth quarter. Excluding the other operating gains, net, mentioned above, operating income for the fourth quarter of 2004 for the segment was $17.9 million. The lower results were primarily attributable to increased manufacturing costs (mainly due to unfavorable plant utilization related to a strike that was settled in early January 2005, and higher raw material and energy costs) and higher selling and marketing expenses related to acquisitions and growth initiatives.

         Operating results for the Industrial Chemicals segment improved in the fourth quarter of 2004, with the segment recording an operating loss of $1.1 million compared with an operating loss of $6.1 million in last year's fourth quarter. Excluding the $2.1 million charge for the write-off of fixed assets mentioned above, the operating loss in the fourth quarter of 2003 was $4.0 million. The improved results were attributable to favorable pricing, partially offset by the adverse impact of the stronger Euro on European-based manufacturing costs.


                                  -continued-

         Operating income for the Mineral Products segment was $3.1 million in the fourth quarter of 2004 compared with $1.6 million in last year's fourth quarter. The improvement from last year's fourth quarter was due to favorable pricing and higher unit volumes, partially offset by increased manufacturing costs and higher freight and distribution expenses.

         Interest expense for the fourth quarter of 2004 was $18.9 million compared with $18.7 million in the fourth quarter of 2003. Investment income in the fourth quarter of 2004 was $19.1 million compared with investment losses of $6.6 million in the same period last year. Other expense, net, for the quarter was $0.3 million compared with $0.2 million in the fourth quarter of 2003.

                                FULL YEAR RESULTS
                                -----------------

          For the year 2004, the Company recorded net income of $60.7 million compared with net income of $39.8 million in 2003. The improved results for 2004 were attributable to record high operating income. Net income for the year 2003 included a $1.0 million after-tax charge for the cumulative effect of a change in accounting principle from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

          Results for the year 2004 set Company records for net sales and operating income. Net sales for the year 2004 were a record $1,193.6 million compared with $918.6 million for the year 2003. The 30% increase in sales resulted primarily from higher unit volumes in all business segments. Specialty Chemicals sales increased by 12% due to the aforementioned volume growth, the favorable impact of the weaker U.S. dollar, primarily in Europe, and from the three acquisitions made during the first quarter of 2004. Sales for the Synthetic Elastomers business segment were $170.1 million for the year 2004 compared with $25.7 million in 2003 after the date of its acquisition.

                                  -continued-

           Operating income for the year 2004 was $160.4 million compared with $125.5 million in 2003. The year 2004 includes a $5.0 million pre-tax provision for the adoption of the LIFO inventory method for valuing inventory for the Synthetic Elastomers business. The effect of this accounting change was to decrease operating income and net income for the year 2004 by $5.0 million and $3.3 million, respectively.

        The results for 2004 also include $0.7 million of other operating gains, net, while the results for 2003 included other operating charges of $2.1 million for the write-off of production assets related to a discontinued product and $1.5 million for stock option payments related to ISP's going private transaction. Excluding these other operating gains and charges, operating income in 2004 increased 24% to $159.7 million from $129.1 million in 2003 (see attached reconciliation of non-GAAP financial measures). The higher operating income in 2004 was a result of improved performance in each business segment.

          The Specialty Chemicals segment achieved operating income in 2004 of $140.2 million compared with $125.9 million in 2003. On a comparable basis, excluding the aforementioned other operating gains and charges, operating income for the Specialty Chemicals segment increased 10% to $139.5 million compared with $127.0 million last year. The improved results were primarily attributable to higher unit volumes in all product lines, partially offset by higher manufacturing costs and unfavorable pricing. Operating income in 2004 was also favorably impacted by the weaker U.S. dollar and by the contribution to income from the three acquisitions made during the first quarter of 2004.

         The Synthetic Elastomers segment, in its first full year of operation, posted operating income of $7.4 million in 2004 compared with an operating loss of $3.3 million in 2003. The year 2003 has been restated to include the results of operations of the Synthetic Elastomers business from the date of its acquisition in July 2003 by ISP.

                                  -continued-

         The Industrial Chemicals segment recorded an operating loss of $3.5 million in 2004 compared with an operating loss of $11.5 million last year. On a comparable basis, excluding other operating charges in 2003, operating results for the Industrial Chemicals segment improved by $5.7 million in 2004. The improved performance was attributable to higher unit volumes, favorable pricing and manufacturing efficiencies, partially offset by the adverse impact of the stronger Euro on European-based manufacturing costs.

          Operating income for the Mineral Products segment was $16.6 million in 2004 compared with $13.9 million last year. On a comparable basis, excluding other operating charges in 2003, operating income for the Mineral Products segment in 2003 was $14.1 million. The 18% improvement over last year was due to the impact of higher unit volumes and favorable pricing, partially offset by increased manufacturing costs and higher freight and distribution expenses.

         Interest expense for the year 2004 was $77.2 million compared with $76.5 million in 2003. Investment income in 2004 was $16.7 million compared with $14.9 million last year. Other expense, net, for the year 2004 was $6.9 million compared with $2.4 million in 2003.

          As of December 31, 2004, the total debt for the Company was $857.2 million and cash and marketable securities were $353.4 million. The Company's wholly-owned operating subsidiary, ISP Chemco Inc., had total debt of $652.4 million and cash and cash equivalents of $32.9 million as of December 31, 2004. The Company's capital expenditures and acquisitions for the fourth quarter and year 2004 were $31.4 million and $116.5 million, respectively, and depreciation and amortization expense was $17.0 million and $67.4 million, respectively.

                                  * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals, industrial chemicals, synthetic elastomers and mineral products.

                                  -continued-

         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.









                                  -continued-


                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                      SALES AND EARNINGS DATA (UNAUDITED)
                                  (MILLIONS)




                                                 Fourth Quarter Ended
                                                     December 31,              Year Ended December 31,
                                              -------------------------      ---------------------------
                                                 2004          2003 (A)         2004           2003 (A)
                                              ---------        --------      ---------       -----------
Net sales...................................  $   295.4        $  238.6      $ 1,193.6       $    918.6
Cost of products sold.......................     (218.6)         (167.1)        (825.9)          (610.6)
Selling, general and administrative.........      (54.9)          (46.6)        (206.9)          (178.3)
Other operating gains (charges), net........        0.7            (2.1)           0.7             (3.6)
Amortization of intangible assets...........       (0.3)           (0.1)          (1.1)            (0.6)
                                              ---------        --------      ---------       ----------
Operating income............................       22.3            22.7          160.4            125.5
Interest expense............................      (18.9)          (18.7)         (77.2)           (76.5)
Investment income (loss)....................       19.1            (6.6)          16.7             14.9
Other expense, net..........................       (0.3)           (0.2)          (6.9)            (2.4)
                                              ---------        --------      ---------       ----------
Income (loss) before income taxes and
  cumulative effect of change in accounting
  principle.................................       22.2            (2.8)          93.0             61.5
Income tax (provision) benefit..............       (8.1)            1.2          (32.3)           (20.7)
                                              ---------        --------      ---------       ----------
Income (loss) before cumulative effect of
  change in accounting principle............       14.1            (1.6)          60.7             40.8
Cumulative effect of change in accounting
  principle, net of income tax benefit
  of $0.6...................................          -               -              -             (1.0)
                                              ---------        --------      ---------       ----------
Net income (loss)...........................  $    14.1        $   (1.6)     $    60.7       $     39.8
                                              =========        ========      =========       ==========



(A) Effective July 28, 2003, the Company's parent company, ISP, acquired certain assets of the synthetic elastomers business of Ameripol Synpol Corporation. Effective August 30, 2004, ISP contributed the synthetic elastomers business to the capital of the Company. Accordingly, the Company's results of operations include the results of the synthetic elastomers business from the date of its acquisition by ISP. The fourth quarter and year ended December 31, 2003 have been restated to include the results of operations of the synthetic elastomers business from July 28, 2003. For the fourth quarter and year ended December 31, 2003, the synthetic elastomers business recorded sales of $22.9 million and $25.7 million, respectively, and net losses of $1.7 million and $2.6 million, respectively. For the fourth quarter and year ended December 31, 2004, the synthetic elastomers business recorded sales of $53.3 million and $170.1 million, respectively, and net income of $1.1 million and $4.3 million, respectively.








                                  -continued-




                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)




                                                 Fourth Quarter Ended
                                                      December 31,            Year Ended December 31,
                                               ------------------------      ------------------------
                                                  2004         2003 (A)         2004         2003 (A)
                                               ---------      ---------      ---------      ---------
Supplemental Business Segment Information:

Net sales:
     Specialty Chemicals.....................  $   162.3      $   153.0      $   695.3      $   623.4
     Industrial Chemicals....................       45.5           36.9          193.8          165.5
     Synthetic Elastomers....................       53.3           22.9          170.1           25.7
     Mineral Products........................       34.3           25.8          134.4          104.0
                                               ---------      ---------      ---------      ---------
Net sales....................................  $   295.4      $   238.6      $ 1,193.6      $   918.6
                                               =========      =========      =========      =========

Operating income (loss):
     Specialty Chemicals.....................  $    18.6      $    29.2      $   140.2      $   125.9
     Industrial Chemicals....................       (1.1)          (6.1)          (3.5)         (11.5)
     Synthetic Elastomers....................        2.0           (2.1)           7.4           (3.3)
     Mineral Products........................        3.1            1.6           16.6           13.9
                                               ---------      ---------      ---------      ---------
     Total segment operating income..........       22.6           22.6          160.7          125.0
     Unallocated corporate office............       (0.3)           0.1           (0.3)           0.5
                                               ---------      ---------      ---------      ---------
Operating income.............................  $    22.3      $    22.7      $   160.4      $   125.5
                                               =========      =========      =========      =========

Depreciation and amortization of
   intangible assets.........................  $    17.0      $    16.4      $    67.4      $    62.0
Capital expenditures and acquisitions........  $    31.4      $    22.9      $   116.5      $    78.6




(A) See Note A on first page of Sales and Earnings Data.











                                  -continued-


                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)



                                                        Fourth Quarter            Year Ended
                                                      Ended December 31,          December 31,
                                                     --------------------     --------------------
                                                       2004      2003 (A)       2004      2003 (A)
                                                     -------     --------     -------     --------
Reconciliation of non-GAAP financial measures (B):

Operating income per GAAP..........................  $  22.3     $  22.7      $ 160.4     $ 125.5
Non-GAAP adjustments:
     Add: Other operating (gains) charges (C)......     (0.7)        2.1         (0.7)        3.6
                                                     -------     -------      -------     -------
Operating income, as adjusted......................  $  21.6     $  24.8      $ 159.7     $ 129.1
                                                     =======     =======      =======     =======

Supplemental Business Segment Information:

Operating income (loss):
  Operating Income per GAAP-Specialty Chemicals....  $  18.6     $  29.2      $ 140.2     $ 125.9
  Non-GAAP adjustments (C).........................     (0.7)          -         (0.7)        1.1
                                                     -------     -------      -------     -------
  Operating Income-Specialty Chemicals as adjusted.  $  17.9     $  29.2      $ 139.5     $ 127.0
                                                     =======     =======      =======     =======

  Operating Loss per GAAP-Industrial Chemicals.....  $  (1.1)    $  (6.1)     $  (3.5)    $ (11.5)
  Non-GAAP adjustments (C).........................        -         2.1            -         2.3
                                                     -------     -------      -------     -------
  Operating Loss-Industrial Chemicals as adjusted..  $  (1.1)    $  (4.0)     $  (3.5)    $  (9.2)
                                                     =======     =======      =======     =======

  Operating Income (Loss) per GAAP- Synthetic
     Elastomers....................................  $   2.0     $  (2.1)     $   7.4     $  (3.3)
  Non-GAAP adjustments.............................        -           -            -           -
                                                     -------     -------      -------     -------
  Operating Income (Loss)- Synthetic Elastomers
     as adjusted...................................  $   2.0     $  (2.1)     $   7.4     $  (3.3)
                                                     =======     =======      =======     =======

  Operating Income per GAAP-Mineral Products.......  $   3.1     $   1.6      $  16.6     $  13.9
  Non-GAAP adjustments (C).........................        -           -            -         0.2
                                                     -------     -------      -------     -------
  Operating Income-Mineral Products as adjusted....  $   3.1     $   1.6      $  16.6     $  14.1
                                                     =======     =======      =======     =======

  Total segment operating income as adjusted.......  $  21.9     $  24.7      $ 160.0     $ 128.6
  Unallocated corporate office per GAAP............     (0.3)        0.1         (0.3)        0.5
                                                     -------     -------      -------     -------
  Operating income, as adjusted....................  $  21.6     $  24.8      $ 159.7     $ 129.1
                                                     =======     =======      =======     =======



  (A)   See Note A on first page of Sales and Earnings Data.

  (B) As used herein, "GAAP" refers to U.S. generally accepted accounting principles. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to bondholders and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow bondholders and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

 (C) Non-GAAP adjustments for the fourth quarter and year 2004 represent $0.7 million of other operating gains (charges), net, including a gain of $1.2 million from the sale of land, offset by a $0.5 million provision for severance arising from the consolidation of production capacity related to the foods product line. The non-GAAP adjustment for the fourth quarter of 2003 represents a $2.1 million other operating charge for the write-off of production assets related to a discontinued product in the Industrial Chemicals segment. Non-GAAP adjustments for the year 2003 also include an other operating charge of $1.5 million for stock option payments related to ISP's going private transaction.